PREMIER GROWTH FUND, INC.

                     ARTICLES SUPPLEMENTARY



          PREMIER GROWTH FUND, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore
(hereinafter called the "Corporation"), certifies that:

          FIRST: Pursuant to authority contained in the charter of the Corporation, one hundred fifty million (150,000,000) of the authorized but unissued shares of Common Stock have been classified by the Board of Directors as authorized but unissued shares of Class A Common Stock, par value one tenth of one cent ($.001) per share, and one hundred fifty million (150,000,000) shares of the authorized but unissued shares of Common Stock have been classified by the Board of Directors as authorized but unissued shares of Class B Common Stock, par value one tenth of one cent ($.001) per share. Upon such classification, the Corporation will have three hundred million (300,000,000) shares authorized, each with a par value of one tenth of one cent ($.001) per share and with an aggregate par value of $300,000. These Articles Supplementary do not increase the authorized stock of the Corporation.

          SECOND: The shares of Class A Common Stock and Class B Common Stock as so classified by the Corporation's Board of Directors shall have the preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally, subject to the following:

               (1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A Common Stock and Class B Common Stock shall be determined separately from those of each other and from those of any other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences, and certain other differences hereinafter set forth, the Class A Common Stock and the Class B Common Stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

               (2) Assets of the Corporation attributable to the Class A Common Stock and Class B Common Stock shall be invested in the same investment portfolio of the Corporation.

               (3) The dividends and distributions of investment income and capital gains with respect to the Class A Common Stock and Class B Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between the Class A Common Stock and the Class B Common Stock (and between such classes and any other class of the Corporation's stock) to reflect differing allocations of the expenses of the Corporation between the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the Corporation among the Class A Common Stock, the Class B Common Stock, and any other class of the Corporation's stock shall be determined by the Board of Directors in a manner that is consistent with the order dated January 14, 1993 (Investment Company Act of 1940 Release No. 19214) issued by the Securities and Exchange Commission in connection with the application for exemption filed by Dreyfus A Bonds Plus, Inc., et al., and any existing or future amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order (the "Order").

               (4) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class A Common Stock and the Class B Common Stock shall have, respectively, (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class A Common Stock and the Class B Common Stock, respectively, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to their respective classes and (ii) no voting rights with respect to the provisions of any Plan applicable to the other class or any further class of stock of the Corporation or with regard to any other matter submitted to a vote of stockholders that does not affect holders of the Class A Common Stock or the Class B Common Stock, respectively.

               (5) The proceeds of the redemption of a share of Class B Common Stock (including a fractional share) to be paid to the holder of the share of Class B Common Stock shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of issuance of such share of Class B Common Stock.

               (6) (a)(i) Each share of Class B Common Stock, other than shares described in subparagraph (6)(a)(i), shall be converted automatically, and without any action or choice on the part of the holder thereof into shares of the Class A Common Stock on the date that is the first Corporation business day of the month in which the sixth anniversary date of the date of original issuance of the share falls or such other date as determined by the Board of Directors consistent with the Order (the "Conversion Date"). With respect to shares of Class B Common Stock issued in an exchange or series of exchanges for shares of capital stock of another investment company pursuant to an exchange privilege granted by the Corporation (an "Eligible Fund"), other than for shares of such capital stock purchased through the automatic reinvestment of a dividend or a distribution with respect to such capital stock, the date of original issuance of the shares of Class B Common Stock for purposes of the first sentence of this subparagraph (6)(a) shall, if the terms of the exchange privilege granted by the Corporation so provide, be the date of issuance of the original shares of capital stock of such Eligible Fund, or the first Eligible Fund in the event of a series of exchanges.

                         (ii)  Each share of Class B Common Stock
          (A) purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock, or (B) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an Eligible Fund shall be segregated in a separate subaccount on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the subaccount of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A Common Stock. The number of shares in the holder's subaccount so converted shall bear the same relation to the total number of shares maintained in the subaccount on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to subparagraph (6)(a)(i) hereof bears to the total number of shares on the Conversion Date (immediately prior to conversion) of the Class B Common Stock of the holder after subtracting the shares then maintained in the holder's subaccount.

                    (b)  The number of shares of Class A Common
          Stock into which a share of Class B Common Stock is converted pursuant to subparagraph (6)(a) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A Common Stock for purposes of sales and redemption thereof on the Conversion Date.

                    (c)  On the Conversion Date, the shares of
          Class B Common Stock converted into shares of Class A Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates representing shares of Class A Common Stock resulting from the conversion need not be issued until certificates representing the shares of Class B Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                    (d)  The automatic conversion of the Class B
          Common Stock into Class A Common Stock as set forth in subparagraphs (6)(a) and (b) hereof may be suspended by action of the Board of Directors at any time that the Board of Directors determines (a) that there is not available a reasonably satisfactory ruling of the Internal Revenue Service and/or opinion of counsel to the effect that (x) the payment of difference dividends with respect to the Class A Common Stock and the Class B Common Stock does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Class B Common Stock does not constitute a taxable event under federal income tax law, or (b) that any other condition to conversion set forth in the Corporation's prospectus, as such prospectus may be amended from time to time, is not satisfied.

                    (e)  The automatic conversion of shares of
          Class B Common Stock into shares of Class A Common Stock as set forth in subparagraphs (6)(a) and (b) hereof may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the Class B Common Stock on any plan with respect to the Class A Common Stock proposed under Rule 12b-1 of the Investment Company Act of 1940, as amended, and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Class B Common Stock with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

          THIRD:  The shares of Class A Common Stock and Class B
Common Stock aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Charter.

          IN WITNESS WHEREOF, Premier Growth Fund, Inc. has caused these Articles Supplementary to be executed by its Vice President and witnessed by its Assistant Secretary on this day of April, 1993. The Vice President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.


                                   PREMIER GROWTH FUND, INC.




(SEAL)                             By:
                                        Daniel C. Maclean,
                                        Vice President


WITNESS:

                     ARTICLES SUPPLEMENTARY


          PREMIER GROWTH FUND, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
          FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is three hundred million (300,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of three hundred thousand dollars ($300,000), heretofore consisting of one hundred and fifty million (150,000,000) shares of Class A Common Stock and one hundred and fifty million (150,000,000) shares of Class B Common Stock of the Corporation. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof. The Board of Directors hereby reclassifies fifty million (50,000,000) authorized but unissued shares of Class A Common Stock of the Corporation and fifty million (50,000,000) authorized but unissued shares of Class B Common Stock of the Corporation as one hundred million (100,000,000) shares of Class C Common Stock of the Corporation.

          SECOND: The shares of Class C Common Stock classified by the Corporation's Board of Directors hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, subject to the following:

               (1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class C Common Stock shall be determined separately from those of any other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences, and certain other differences hereinafter set forth, the Class C Common Stock and each other class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

               (2) Assets of the Corporation attributable to the Class C Common Stock and each other class of the Corporation's stock shall be invested in the same investment portfolio of the Corporation.

               (3) The dividends and distributions of investment income and capital gains with respect to the Class C Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between the Class C Common Stock and any other class of the Corporation's stock to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the Corporation among the Class C Common Stock and any other class of the Corporation's stock shall be determined by the Board of Directors in a manner that is consistent with applicable law.

               (4) Except as may otherwise be required by law, the holders of the Class C Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class C Common Stock, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to Class C and (ii) no voting rights with respect to the provisions of any Plan applicable to any other class of stock of the Corporation or with regard to any other matter submitted to a vote of stockholders that does not affect holders of the Class C Common Stock.

               (5) The proceeds of the redemption of a share of Class C Common Stock (including a fractional share) to be paid to the holder of the share of Class C Common Stock shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of issuance of such share of Class C Common Stock.

          THIRD: The Board of Directors of the Corporation has classified the shares described above pursuant to authority provided in the Corporation's Charter.

          The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles are true in all material respects and that this statement is made under penalties of perjury.
          IN WITNESS WHEREOF, PREMIER GROWTH FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on June 7, 1995.


                              PREMIER GROWTH FUND, INC.



                              By:
                                 Eric B. Fischman, Vice President

Witness:




Ruth D. Leibert,
  Assistant Secretary